SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Tweeter Home Entertainment Group, Inc.

(Name of Registrant as Specified In Its Charter)

Tweeter Home Entertainment Group, Inc.

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TWEETER HOME ENTERTAINMENT GROUP, INC.

40 Pequot Way
Canton, MA 02021

Dear Stockholder:

      You are cordially invited to attend Tweeter Home Entertainment Group, Inc.’s (“Tweeter”) annual meeting of stockholders on January 25, 2005. The meeting will begin promptly at 10:30 AM at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts.

      The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement. This year we are asking stockholders to elect two Directors and to approve the selection of Tweeter’s accountants.

      The vote of every stockholder is important. Whether or not you expect to attend the meeting in person, you are urged to submit your proxy as soon as possible. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating, and returning the enclosed proxy card and mailing it in the postage-prepaid envelope provided. The Board of Directors and management look forward to greeting those stockholders who are able to attend.

Sincerely,

Jeffrey Stone
President and Chief Executive Officer

TWEETER HOME ENTERTAINMENT GROUP, INC.

40 Pequot Way
Canton, MA 02021

December 14, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The annual meeting of stockholders (the “Annual Meeting”) of Tweeter Home Entertainment Group, Inc. will be held at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts, on January 25, 2005, at 10:30 AM, for the following purposes:

1.	To elect two Directors, each to serve for a three-year term or until the election and qualification of their respective successors.

2.	To act upon the approval of the designation of Deloitte & Touche LLP to audit the books, records and accounts of Tweeter for fiscal year 2005.

3.	To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      The Board of Directors has set the close of business on Wednesday, December 8, 2004, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, and only stockholders of record on that date will be entitled to notice of and to vote at said meeting.

      Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the return envelope provided. Alternatively, if you have shares registered directly with Tweeter’s transfer agent, EquiServe, you may choose to vote those shares via the Internet at EquiServe’s voting Web site (http://www.eproxyvote.com/twtr), or you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at 1-877-779-8683 (toll free). If you hold Tweeter shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy-voting program provided by ADP Investor Communication Services. If your Tweeter shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may be able to vote those shares via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See “Voting Via the Internet or By Telephone” in the proxy statement for further details. You are cordially invited to attend the meeting.

By Order of the Board of Directors,

Joseph McGuire
Chief Financial Officer

TWEETER HOME ENTERTAINMENT GROUP, INC. PROXY STATEMENT
VOTING SECURITIES
Proposal 1: Election of Directors
GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE
PERFORMANCE GRAPH
Proposal 2: Ratification of Selection of Auditors
THE AUDIT COMMITTEE
APPENDIX A
APPENDIX B

TWEETER HOME ENTERTAINMENT GROUP, INC.

PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tweeter Home Entertainment Group, Inc. (Nasdaq: “TWTR”) for the annual meeting of stockholders to be held on January 25, 2005. Only stockholders of record at the close of business on December 8, 2004 are entitled to notice of and to vote at the meeting. On or about December 17, 2004, the proxy statement and form of proxy will be sent to all stockholders of record.

      Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

      Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein and FOR the approval of the designation of Deloitte & Touche LLP to audit Tweeter’s books, records and accounts for fiscal year 2005. If a stockholder specifies a different choice on the proxy, such stockholder’s shares of common stock will be voted in accordance with such specifications.

      Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with Tweeter’s Secretary an instrument revoking it, by presenting an executed proxy bearing a later date at the Annual Meeting, or by attending the Annual Meeting and voting in person.

      The cost of soliciting proxies will be borne by Tweeter. Solicitations may be made by mail, personal interview, telephone and/or telegram by Tweeter’s Directors, officers and employees, without additional compensation for such solicitation activities. Tweeter will make arrangements with its transfer agent, EquiServe, to forward solicitation material to the beneficial owners of Tweeter’s common stock held of record. Tweeter will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of common stock held in their respective names.

      Tweeter has retained the services of a proxy solicitation firm, The Altman Group, Inc., for a fee of $4,500 plus reasonable out of pocket expenses.

      Copies of Tweeter’s 2004 Annual Report are being mailed to stockholders together with this proxy statement. The Annual Report contains Tweeter’s financial statements for the fiscal years ended September 30, 2004, September 30, 2003 and September 30, 2002.

VOTING SECURITIES

      Holders of record of Tweeter’s common stock at the close of business on Wednesday, December 8, 2004 (the “Record Date”) have the right to receive notice of and to vote at the Annual Meeting and any adjournments of the meeting. At the Record Date, there were 24,517,856 shares of common stock issued and outstanding. Each share of common stock entitles the holder of that share to one vote on each matter submitted to a vote at the Annual Meeting.

      Under Tweeter’s bylaws, the presence, in person or by proxy, of stockholders holding a majority in interest of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast. Other than the election of Directors, which requires a plurality of the votes cast in person or by proxy, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

Proposal 1: Election of Directors

Nominees for Director, Directors Continuing in Office and Executive Officers

      Tweeter’s bylaws provide for a Board of Directors consisting of such number of Directors as may be fixed from time to time by the Board. The Board is divided into three classes, with each class holding office for a term of three years and the term of office of one class expiring each year. The Board has fixed the number of Directors to constitute the full Board for the ensuing year at seven, two of whom are to be elected at the Annual Meeting for a term expiring at the 2008 annual meeting of stockholders, two whose terms expire at the 2006 annual meeting of stockholders, and three whose terms expire at the 2007 annual meeting of stockholders. Matthew Bronfman, a Director since 1989 and Steven Fischman, a Director since 1998 are in the class of Directors whose term expires at the 2005 Annual Meeting. The Board, upon recommendation of Tweeter’s Nominating Committee, has nominated Mr. Bronfman and Mr. Fischman for election to the class of Directors whose term will expire in 2008.

      The persons named as proxies in the proxy card will vote the shares represented by your proxy for the election of Mr. Bronfman and Mr. Fischman as Directors unless your proxy card specifies otherwise. If either of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as a Director, the persons named as proxies will vote the shares for such other candidate as may be designated by the Board, unless the Board reduces the number of Directors constituting the full Board in order to eliminate the vacancy. The Board has no reason to believe that Mr. Bronfman and Mr. Fischman will be unable to serve if elected.

      The table below sets forth certain information with respect to the nominees for election to the Board of Directors, those Directors whose terms of office will continue after the Annual Meeting and Tweeter’s Executive Officers.

			Expiration of
			Current or
	Principal Occupation, Business Experience and Other	First Elected	Proposed
Name and Age	Business Affiliations	Director	Term of Office

Samuel Bloomberg, 53	Director and Chairman of the Board of Tweeter. Mr. Bloomberg has served as Chairman of the Board since 1986 and served as the Chief Executive Officer from 1983 until 2000. Mr. Bloomberg is a co-founder of Tweeter. Mr. Bloomberg and Jeffrey Bloomberg are brothers.	1972	2006
Jeffrey Stone, 47	Director, President and Chief Executive Officer of Tweeter. Mr. Stone has served as the President and Chief Executive Officer of Tweeter since January 2000 and served as Chief Operating Officer from 1990 to 2000. From 1987 to 1990 Mr. Stone served as the Executive Vice President of Bread & Circus, a specialty natural foods supermarket chain, and from 1983 to 1987 served as Vice President of Human Resources and Training for Scandinavian Design, a specialty furniture retailer. Mr. Stone is also a Director of PRO, the buying group of specialty consumer electronics retailers of which Tweeter is a member. Mr. Stone is also on the Board of Directors of two privately held companies.	1990	2007

			Expiration of
			Current or
	Principal Occupation, Business Experience and Other	First Elected	Proposed
Name and Age	Business Affiliations	Director	Term of Office

Jeffrey Bloomberg, 57	Director of Tweeter. In 2001, Mr. Bloomberg joined Gordon Brothers Group LLC in the Office of the Chairman. Gordon Brothers assists retail and consumer goods companies in monetizing under-performing assets. From 1994 to 2001, Mr. Bloomberg served as the President of Bloomberg Associates, Inc., an investment banking company. From 1985 to 1993, Mr. Bloomberg served as a Senior Managing Director at Bear Stearns & Co., Inc., specializing in corporate finance and mergers and acquisitions. Mr. Bloomberg also serves as Chairman of Big League Broadcasting, LLC, which operates sports talk radio stations in Atlanta, Georgia and St. Louis, Missouri. The Atlanta station, WQXI ran approximately $21,000 of advertising for the Company in fiscal 2004. Mr. Bloomberg and Samuel Bloomberg are brothers.	1989	2007
Matthew Bronfman, 45(1)(2)(3)(4)	Director of Tweeter. Since 2001 Mr. Bronfman has been a managing director at ACI Capital, a private equity firm. Mr. Bronfman founded, and from 1994 to 2001, served as Chairman and Chief Executive Officer, of Perfumes Isabel, a fragrance and gift company. In 1990, Mr. Bronfman served as Director, and from 1991 to 1994 Mr. Bronfman served as Chairman and Chief Executive Officer, of Sterling Cellular Holdings, LP, a privately held cellular telephone company. Mr. Bronfman also serves as Chairman of Blue Square-Israel Ltd.	1989	2008
Michael Cronin, 51(2)(3)(4)	Director of Tweeter. From 1991 to the present Mr. Cronin has served as Managing Partner of Weston Presidio, a management company for several venture capital limited liability partnerships. Mr. Cronin also serves as a Director of Amscan Holdings, Inc, Nebraska Books, Inc, Tekniplex, Inc. and several privately held companies.	1995	2006

			Expiration of
			Current or
	Principal Occupation, Business Experience and Other	First Elected	Proposed
Name and Age	Business Affiliations	Director	Term of Office

Steven Fischman, 62(1)(3)(4)	Director of Tweeter. Since 1992, Mr. Fischman has been the President of New England Development (NED), a regional mall developer based in New England. From 1996 to August 1999, Mr. Fischman also served as a Managing Director of the General Partner of Wells Park Group Limited Partnership, a mall management company formed by NED and an unrelated partner. Prior to joining NED, Mr. Fischman was a Director and shareholder in the Boston law firm of Goulston & Storrs, P.C., Tweeter’s legal counsel. Mr. Fischman is a Director of Partners Healthcare System and is also Chairman of the Board of Trustees of Newton-Wellesley Hospital.	1998	2008
John Mahoney, 53(1)(4)	Director of Tweeter. Mr. Mahoney has served as Chief Financial Officer of Staples, Inc. since 1996. In 1997 Mr. Mahoney was promoted to Executive Vice President and Chief Administrative Officer. Prior to joining Staples, Mr. Mahoney was a Partner with Ernst & Young for 20 years and served on their National Office Accounting and Auditing group. Mr. Mahoney currently serves on the board of ADVO, Inc.	2004	2007
Joseph McGuire, 44	Mr. McGuire has served as Tweeter’s Senior Vice President since July 2001 and Chief Financial Officer since May 1996. From May 1996 to June 2001, Mr. McGuire also served in the capacities of Vice President and Chief Information Officer of Tweeter. Prior to joining Tweeter, Mr. McGuire was the Chief Financial Officer of Bryn Mawr Radio & Television Centre, Inc., from 1987 to 1996. Mr. McGuire currently serves on the board of a privately held company.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

(4)	The Board of Directors has determined that these directors are “independent” as such term is defined under Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules.

GENERAL INFORMATION RELATING TO

THE BOARD OF DIRECTORS

The Board of Directors

      The Board of Directors held four meetings in the fiscal year ended September 30, 2004. No member of the Board of Directors attended less than 80% of the total number of meetings of the Board and committees thereof upon which he served during the fiscal year ended September 30, 2004.

Committees of the Board of Directors

      The Board of Directors has an Audit Committee, consisting of John Mahoney, Matthew Bronfman and Steven Fischman, whose purpose is to oversee the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The Audit Committee held four meetings during the fiscal year ended September 30, 2004. The Audit Committee appointed Deloitte & Touche LLP to serve as Tweeter’s auditors for the fiscal year ending September 30, 2005, subject to stockholder approval. The Board of Directors has determined that John Mahoney is an “Audit Committee financial expert,” as that term is defined in Item 401 of Regulation S-K, serving on its Audit Committee. The full responsibilities of the Audit Committee are set forth in its charter, which is reviewed and updated annually and approved by the Board, and is attached hereto as Appendix A.

      The Compensation Committee of the Board of Directors establishes and implements compensation policies and programs for Tweeter’s executive officers and exercises all powers of the Board of Directors in connection with Tweeter’s incentive compensation and benefit plans. The Compensation Committee of the Board consists of Matthew Bronfman and Michael Cronin. The Compensation Committee held one meeting during the fiscal year ended September 30, 2004.

      On December 11, 2003, the Board of Directors established a Nominating Committee, consisting of Michael Cronin, Matthew Bronfman and Steven Fischman, whose purpose is to assist the Board in identifying individuals qualified to become directors under criteria approved by the Board, periodically review director compensation and benefits and recommend to the Board any improvements to Tweeter’s corporate governance guidelines as it deems appropriate. The Nominating Committee held one meeting during the fiscal year ended September 30, 2004 and assisted with the selection of persons nominated by the Board for election at this year’s Annual Meeting. The full responsibilities of the Nominating Committee are set forth in its charter, which is reviewed and updated annually and approved by the Board, and is attached hereto as Appendix B.

      It is a policy of the Nominating Committee that candidates for director be determined to have unquestionable integrity and honesty, the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole, a background and experience in fields which will compliment the talents of the other Board members, the willingness and capability to take the time to actively participate in Board and committee meetings and related activities, the ability to work professionally and effectively with other Board members and Tweeter management, the ability to remain on the Board long enough to make an effective contribution, and no material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

      The Nominating Committee also considers the Board’s current composition and Tweeter’s evolving needs, including expertise, diversity and balance of inside, outside and independent directors. In compiling its list of possible candidates and considering their qualification, the Nominating Committee makes its own inquiries, solicits input from other directors, and may consult or engage other sources, such as a professional search firm, if it deems appropriate.

      The Nominating Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise.

      Stockholders who wish to recommend individuals for consideration by the nominating committee to become nominees for election to the Board of Directors at the next Annual Meeting of Stockholders may do so by submitting a written recommendation to the committee, care of Tweeter, at 40 Pequot Way, Canton, MA 02021, Attention: Joseph McGuire, in accordance with the procedures set forth below under the heading “Deadline for Receipt of Stockholder Proposals.” For nominees for election to the Board of Directors proposed by stockholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures:

•	The candidate’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of Tweeter’s capital stock the candidate beneficially owns, a brief description of any direct or indirect relationships with Tweeter, and the other information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director;

•	A signed consent of the nominee to being named as a nominee, to cooperate with reasonable background checks and personal interviews and to serve as a director of Tweeter, if elected; and

•	As to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of shares of Tweeter’s capital stock the stockholder beneficially owns, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, a list of all other companies that the stockholder has recommended the candidate to for election as a director in that fiscal year, and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice.

Compensation of Directors

      Tweeter currently pays each non-employee Director $5,000 per quarter, provided such Director attends a meeting of the Directors scheduled for such quarter either in person or by telephone. The amount is not pro rated if a Director does not attend all meetings. All Directors are reimbursed for reasonable expenses incurred in attending meetings, but are not paid a per meeting fee. In addition to the quarterly payment, members of the Audit Committee are paid $2,000 per meeting of the Audit Committee and members of the Compensation Committee are paid $500 per meeting of the Compensation Committee. In fiscal 2003, each Director was given stock options in lieu of cash payments for any compensation due for the period from April 2003 through March 2004. Under current Director compensation arrangements, upon each subsequent election or re-election, each Director who is not also an employee or affiliate of Tweeter is granted options under Tweeter’s 2004 Long-Term Incentive Plan exercisable for the purchase of 5,000 shares of common stock, with an exercise price of equal to or greater than the fair market value of the common stock at the date of grant. These options vest upon grant. A sitting Director will receive annual grants of 5,000 shares each year of his or her term, with an exercise price equal to or greater than the fair market value of the common stock on the date of the grant. These options vest upon grant.

Board of Directors Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE BOARD’S NOMINEES, MATTHEW BRONFMAN AND STEVEN FISCHMAN. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED TO ELECT EACH NOMINEE AS DIRECTOR.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of Tweeter’s common stock as of the Record Date by (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) known by Tweeter to be the beneficial owner of more than 5% of Tweeter’s common stock, (ii) each of Tweeter’s Named Executives (as defined below) and Directors, and (iii) all of Tweeter’s executive officers and Directors as a group. Except as otherwise indicated in the footnotes to this table, Tweeter believes that the persons named in this table have sole voting and investment power with respect to all of the shares of common stock indicated.

	Common Stock
	Beneficially Owned(1)		Percent
	as of		of
Name	December 8, 2004		Class

Named Executive Officers
Samuel Bloomberg*	1,780,925	(2)	7.1
40 Pequot Way
Canton, MA 02021
Jeffrey Stone*	657,320	(3)	2.6
40 Pequot Way
Canton, MA 02021
Joseph McGuire	128,285	(4)	**
40 Pequot Way
Canton, MA 02021
Philo Pappas	354,000	(5)	1.4
40 Pequot Way
Canton, MA 02021
Judy Quye	147,937	(6)	**
40 Pequot Way
Canton, MA 02021

Directors/ Director Nominees
Michael Cronin	2,131,414	(7)	8.7
200 Clarendon Street, 50th Floor
Boston, MA 02116
Jeffrey Bloomberg	320,801	(8)	1.3
40 Broad Street, 11th Floor
Boston, MA 02109
Matthew Bronfman	179,886	(9)	**
900 Third Avenue, 26th Floor
New York, NY 10022
Steven Fischman	131,500	(10)	**
One Wells Avenue
Newton, MA 02159
John Mahoney	5,000	(11)	**
500 Staples Drive
Framingham, MA 01702

Directors and Executive Officers as a Group (10 people)	5,837,068	(12)	22.3

	Common Stock
	Beneficially Owned(1)		Percent
	as of		of
Name	December 14, 2004		Class

Beneficial Owners of more than 5%
Wellington Management Company, LLP	3,121,100	(13)	13.8
75 State Street
Boston, Massachusetts 02109
Weston Presidio Capital IV, L.P. and WPC Entrepreneur Fund II, L.P.	2,045,100	(14)	7.8
Pier 1, Bay 2
San Francisco, CA 94111
State Street Research & Management Company	1,594,500	(13)	6.5
One Financial Center, 31st Floor
Boston, MA 02111-2690
Dimensional Fund Advisors Inc.	1,523,507	(13)	6.2
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Royce & Associates, LLC	1,257,000	(13)	5.1
1414 Avenue of the Americas
New York, NY 10019
T. Rowe Price Associates, Inc.	1,213,100	(13)	5.0
100 E. Pratt Street
Baltimore, MD 21202

*	Messrs. Bloomberg and Stone are also Directors of Tweeter.

**	Represents less than 1% of class.

(1)	Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock that are subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. Such shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

(2)	Includes 67,025 shares held, in the aggregate by the Samuel Bloomberg Family Trusts for the benefit of Mr. Bloomberg’s children and 14,454 shares held by Carolina Bloomberg, the wife of Mr. Bloomberg. Mr. Bloomberg expressly disclaims beneficial ownership of the shares held by the Samuel Bloomberg Family Trusts and Carolina Bloomberg. Also includes 662,980 shares subject to options granted by Tweeter to Mr. Bloomberg exercisable within 60 days of the Record Date.

(3)	Includes 394,900 shares subject to options granted by Tweeter to Mr. Stone exercisable within 60 days of the Record Date.

(4)	Includes 109,820 shares subject to options granted by Tweeter to Mr. McGuire exercisable within 60 days of the Record Date.

(5)	Includes 84,000 shares subject to options granted by Tweeter to Mr. Pappas exercisable within 60 days of the Record Date. In addition, Mr. Pappas has entered into a pre-paid variable share forward agreement with CIBC World Markets Corp. with respect to 162,000 of his shares.

(6)	Includes 147,937 shares subject to options granted by Tweeter to Ms. Quye exercisable within 60 days of the Record Date.

(7)	Includes 2,045,100 shares held by Weston Presidio Capital IV, L.P. and WPC Entrepreneur Fund II, L.P. (collectively, the “Weston Funds”). Mr. Cronin is the managing member or partner of the general partners of the Weston Funds. Mr. Cronin disclaims beneficial ownership of the shares held by the Weston Funds, except to the extent of his pecuniary interest therein. Also includes 56,500 shares subject to options granted by Tweeter to Mr. Cronin exercisable within 60 days of the Record Date.

(8)	Includes 22,896 shares held, in the aggregate, by trusts for the benefit of Mr. Bloomberg’s children. Mr. Bloomberg expressly disclaims beneficial ownership of these shares. Also includes 51,700 shares subject to options granted by Tweeter to Mr. Bloomberg exercisable within 60 days of the Record Date.

(9)	Includes 146,668 shares subject to options granted by Tweeter to Mr. Bronfman exercisable within 60 days of the Record Date.

(10)	Includes 75,000 shares held by NED Leasing LLC. Mr. Fischman owns 25% of the equity and is a manager of NED Leasing LLC. Mr. Fischman disclaims beneficial ownership of the shares held by NED Leasing LLC, except to the extent of his pecuniary interest therein. Also includes 56,500 shares subject to options granted by Tweeter to Mr. Fischman exercisable within 60 days of the Record Date.

(11)	Includes 5,000 shares subject to options granted by Tweeter to Mr. Mahoney exercisable within 60 days of the Record Date.

(12)	Includes 1,716,005 shares in the aggregate subject to options granted by Tweeter to Tweeter’s directors and executive officers exercisable within 60 days of the Record Date.

(13)	Information concerning beneficial ownership was obtained from Schedule 13G’s filed in February 2004.

(14)	Information concerning beneficial ownership was obtained from a Form 4 filed by Mr. Cronin on August 2, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Directors, officers and persons who are beneficial owners of more than ten percent of Tweeter’s common stock to file with the Securities and Exchange Commission reports of their ownership of Tweeter’s securities and changes in that ownership. To Tweeter’s knowledge, based upon a review of copies of reports so filed, all persons required to file such reports regarding ownership and transactions during the fiscal year ended September 30, 2004 did so by no later than the date the reports were due, except for the following: a Form 4 was filed late for an aggregate of two transactions effected by Joseph McGuire in February 2004, a Form 3 was filed late by John Mahoney in April 2004, a Form 3 was filed late by Judy Quye in April 2004 and a Form 3 was filed late by Mark Richardson in April 2004.

Executive Compensation

      The following table sets forth the compensation earned by Tweeter’s Chairman and each of the other executive officers of Tweeter (the “Named Executives”) for services rendered in all capacities to Tweeter during fiscal 2002, 2003 and 2004:

Summary Compensation Table

					Long-Term
					Compensation
	Annual
	Compensation(1)					Securities
					Restricted	Underlying
Name and Principal Position	Year		Salary	Bonus(2)	Stock Award	Options	Other

Samuel Bloomberg	2004	(3)	$229,615	$—	$—	10,000	$—
Chairman of the Board	2003	(3)	$284,423	$—	$—	480,000	$—
	2002		$409,327	$18,750	$—	80,000	$—

Jeffrey Stone	2004	(3)	$504,231	$—	$—	10,000	$—
President and Chief Executive	2003	(3)	$518,269	$—	$—	180,000	$—
Officer	2002		$498,558	$21,250	$—	140,000	$—

Joseph McGuire	2004	(3)	$323,077	$—	$—	10,000	$—
Senior Vice President and	2003	(3)	$327,692	$—	$—	60,000	$—
Chief Financial Officer	2002		$285,251	$13,000	$—	80,000	$—

Philo Pappas	2004		$345,000	$100,000	$—	—	$—
Senior Vice President and	2003	(4)	$145,962	$100,000	$1,514,700 (5)	120,000	$—
Chief Merchandising Officer

Judy Quye	2004	(6)	$154,615	$—	$—	222,937	$62,965	(7)
Senior Vice President

(1)	The compensation described in this table does not include medical or other benefits received by the Named Executives that are generally available to all salaried employees of Tweeter.

(2)	Bonus payments paid relate to the previous fiscal year results.

(3)	Mr. Bloomberg exchanged $400,000 of salary for options to purchase 480,000 shares of Tweeter common stock; Mr. Stone exchanged $150,000 of salary for options to purchase 180,000 shares of Tweeter common stock; Mr. McGuire exchanged $50,000 of salary for options to purchase 60,000 shares of Tweeter common stock. The reductions in salary were effected approximately 50% in fiscal year 2003 and approximately 50% in fiscal year 2004.

(4)	Represents compensation paid to Mr. Pappas from April 21, 2003 through September 30, 2003.

(5)	Represents 270,000 shares of restricted stock granted to Mr. Pappas on April 21, 2003 multiplied by the closing price of $5.62 as of the grant date, less the purchase price paid by Mr. Pappas ($.01 per share). 162,000 of the shares were vested as of the grant date. 54,000 shares vested on February 1, 2004 and, subject to certain acceleration events, 54,000 shares will vest on February 1, 2005 so long as Mr. Pappas is still employed with Tweeter at that time. As of September 30, 2004, the value of the restricted shares held by Mr. Pappas was $304,560, which represents 54,000 shares of restricted stock multiplied by the closing price of $5.65 as of September 30, 2004, less the purchase price paid for the 54,000 shares ($.01 per share). Dividends will be paid on the shares of restricted stock to the extent that dividends are paid on any of Tweeter’s other common stock. Tweeter does not expect any dividends to be paid in the future.

(6)	Represents compensation paid to Ms. Quye from April 5, 2004 through September 30, 2004.

(7)	Represents compensation paid to Ms. Quye for moving expenses.

     The following table sets forth information relating to grants of stock options made during fiscal 2004 to each of the Named Executive Officers under Tweeter’s 1998 Stock Option and Incentive Plan:

Option Grants in Fiscal 2004

						Potential Realizable Value
	Number of		Percent of			at Assumed Annual Rates
	Securities		Total Options	Exercise		of Stock Price Appreciation
	Underlying		Granted to	Price		for Option Term
	Options		Employees in	Per	Expiration
Name	Granted		Fiscal Year	Share	Date	5%	10%

Samuel Bloomberg	10,000	(1)	1.4%	$7.99	11/11/2013	$50,257	$127,367
Jeffrey Stone	10,000	(1)	1.4%	$7.99	11/11/2013	$50,257	$127,367
Joseph McGuire	10,000	(1)	1.4%	$7.99	11/11/2013	$50,257	$127,367
Philo Pappas	—		—	—	—	—	—
Judy Quye	122,937	(2)	17.7%	$8.05	4/16/2009	$622,381	$1,577,236
	100,000	(2)	14.4%	$8.05	4/16/2014	$506,260	$1,282,963

The price of one share of Tweeter common stock acquired at $7.99 if compounded over 10 years at 5% and 10% would equal approximately $13.01 and $20.72, respectively and if compounded over 5 years at 5% and 10% would equal approximately $10.20 and $12.87, respectively. The price of one share of Tweeter common stock acquired at $8.05 if compounded over 10 years at 5% and 10% would equal approximately $13.11 and $20.88, respectively and if compounded over 5 years at 5% and 10% would equal approximately $10.27 and $12.96, respectively.

(1)	Number of shares issuable upon the exercise of options granted on November 11, 2003 under the Tweeter Home Entertainment Group, Inc. 1998 Stock Option and Incentive Plan. Options for 40% of the shares issued to Messrs. Bloomberg, Stone and McGuire vest on November 11, 2004, options for 30% of the shares will vest on November 11, 2005 and options for 30% of the shares will vest on November 11, 2006.

(2)	Number of shares issuable upon the exercise of options granted on April 16, 2004 under the Tweeter Home Entertainment Group, Inc. 1998 Stock Option and Incentive Plan. Options for 147,937 of the shares vested upon grant, options for 25,000 of the shares vest on April 16, 2005, options for 25,000 of the shares vest on April 16, 2006 and options for 25,000 of the shares vest on April 16, 2007.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-
			Underlying Options at		the-Money Options at
	Shares Acquired	Value	Fiscal Year End		Fiscal Year End
Name	on Exercise	Realized	Exercisable/Unexercisable		Exercisable/Unexercisable

Samuel Bloomberg	—	$—	668,224/	130,000	$229,976/$ 1,200
Jeffrey Stone	—	$—	396,919/	551,000	$1,350/$ 450
Joseph McGuire	76,880	$286,046	110,320/	25,000	$171/$ 150
Philo Pappas	—	$—	84,000/	36,000	$79,800/$34,200
Judy Quye	—	$—	147,937/	75,000	$0/$ 0

Employment/ Severance Agreements

      The summaries of the various employment/severance agreements set forth below are qualified in their entirety by reference to the full text of such agreements, which are exhibits to Amendment No. 1 to Tweeter’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June  8, 1998 or Tweeter’s Annual Reports on Form 10-K for the fiscal years ended September 30, 2003 and September 30, 2004.

Bloomberg Agreement

      Upon completion of Tweeter’s initial public offering in July 1998, Tweeter entered into a five-year employment agreement with Samuel Bloomberg. On June 1, 2003, Tweeter renewed the agreement with Mr. Bloomberg for an additional three years. The agreement provides that Mr. Bloomberg is to receive a base salary of $445,000 per year through September 30, 2003 and thereafter at the annual rate of at least $445,000, plus such increases as may be determined by the Board of Directors. Mr. Bloomberg has the opportunity to earn incentive bonuses based upon certain performance criteria, to be determined by the Compensation Committee, and the opportunity to receive stock options and other incentive awards under Tweeter’s incentive plans.

      The employment agreement provides for continued employment until termination by either party. Tweeter, however, may terminate the employment agreement with or without cause at any time. If Mr. Bloomberg’s employment is terminated by Tweeter without cause, Tweeter is obligated to pay him an amount equal to his unvested accrued benefits under any stock option plan, incentive plan or retirement plan plus severance pay equal to two years of Mr. Bloomberg’s annual salary at the rate in effect as of the termination of his employment. The employment agreement also provides that if Tweeter and Mr. Bloomberg do not renew the employment agreement upon expiration, Tweeter may elect to pay Mr. Bloomberg two years severance in exchange for a two-year non-competition arrangement.

Stone Agreement

      Upon completion of Tweeter’s initial public offering in July 1998, Tweeter entered into a five-year employment agreement with Jeffrey Stone. On June 1, 2003, Tweeter renewed the agreement with Mr. Stone for an additional three years. The agreement provides that Mr. Stone is to receive a base salary of $585,000 per year through September 30, 2003 and thereafter at the annual rate of at least $585,000, plus such increases as may be determined by the Board of Directors. Mr. Stone has the opportunity to earn incentive bonuses based upon certain performance criteria, to be determined by the Compensation Committee, and the opportunity to receive stock options and other incentive awards under Tweeter’s incentive plans.

      The employment agreement provides for continued employment until termination by either party. Tweeter, however, may terminate the employment agreement with or without cause at any time. If Mr. Stone’s employment is terminated by Tweeter without cause, Tweeter is obligated to pay him an amount equal to his unvested accrued benefits under any stock option plan, incentive plan or retirement plan plus severance pay equal to two years of Mr. Stone’s annual salary at the rate in effect as of the termination of his employment. The employment agreement also provides that if Tweeter and Mr. Stone do not renew the employment agreement upon expiration, Tweeter may elect to pay Mr. Stone two years severance in exchange for a two-year non-competition arrangement.

McGuire Employment Agreement

      Upon completion of Tweeter’s initial public offering in July 1998, Tweeter entered into a three-year employment agreement with Joseph McGuire. Tweeter renewed this agreement on July 21, 2001 and again on May 1, 2004, each time for an additional three years. Under the terms of the 2004 agreement, which commenced on July 1, 2004, Mr. McGuire earns a base salary of $350,000 per year, plus such increases as may be determined by the Board of Directors or by the President. Mr. McGuire has the opportunity to earn incentive bonuses based upon certain performance criteria, to be determined by the Compensation Committee, and the opportunity to receive stock options and other incentive awards under Tweeter’s incentive plans.

      The employment agreement provides for continued employment until termination by either party. Tweeter, however, may terminate the employment agreement with or without cause at any time. If Mr. McGuire’s employment is terminated by Tweeter without cause or by Mr. McGuire for good reason, Tweeter is obligated to pay him an amount equal to one year of his base salary in effect as of the termination of his employment (payable for one year following termination of employment) and an amount equal to the prior year’s paid bonus. The employment agreement also provides that if Tweeter and Mr. McGuire do not renew the employment agreement upon expiration, Tweeter may elect to pay Mr. McGuire two years severance in exchange for a two-year non-competition arrangement. Additionally, all of Mr. McGuire’s stock options will continue to vest during the period in which severance pay is being paid, subject to the terms and conditions of the applicable incentive plan and option agreement.

Pappas Severance Agreement

      On April 21, 2003, Tweeter entered into a severance agreement with Philo Pappas, Senior Vice President and Chief Merchandising Officer. Under the terms of the agreement, Mr. Pappas is entitled to a base salary of $345,000, a $100,000 commencement bonus, 270,000 shares of restricted Tweeter common stock (at a purchase price of $.01 per share) and options for 120,000 shares of Tweeter common stock. In addition, Mr. Pappas received an annual bonus for the period ending September 30, 2003 of $100,000 and is entitled to an annual bonus for the period ending September 30, 2004 of no more than his then-current salary. Mr. Pappas is also entitled to receive options for no fewer than 20,000 shares of Tweeter common stock in each of 2004 and 2005. If Tweeter terminates the agreement without cause or Mr. Pappas terminates the agreement for good reason, Mr. Pappas will be entitled to receive one year’s annual salary and, if such termination is on or prior to the second anniversary of the commencement of Mr. Pappas’s employment, such termination will cause accelerated vesting of one-year’s worth of his options and restricted stock.

Quye Employment Agreement

      On April 1, 2004, Tweeter entered into an employment agreement with Judy Quye, Senior Vice President. Under the terms of the agreement, Ms. Quye is entitled to a base salary of $335,000, a $65,000 commencement bonus and options for 222,937 shares of Tweeter common stock. In addition, Ms. Quye will be eligible to earn a performance bonus of up to 40% of her base salary for the period October 1, 2004 through September 30, 2005. If Tweeter terminates the agreement without cause or Ms. Quye terminates the agreement for good reason, Ms. Quye will be entitled to receive one year’s annual salary and, if such termination is on or prior to the second anniversary of the commencement of Ms. Quye’s employment, such termination will cause accelerated vesting of one-year’s worth of her options.

Compensation Committee Report Regarding Executive Compensation

      The Compensation Committee of the Board of Directors makes decisions regarding cash compensation paid and stock options and other forms of equity-based compensation awarded to Tweeter’s executive officers. The Compensation Committee is comprised of two Directors, Michael Cronin and Matthew Bronfman, neither of which have relationships with any executive officers of Tweeter. The Compensation Committee has submitted the following report concerning executive compensation:

Compensation Philosophy

      The Compensation Committee (the “Committee”), which is composed entirely of outside independent Directors, reviews, evaluates and approves the amount, design and implementation of Tweeter’s compensation system for executive officers. Tweeter believes that corporate performance and in turn, stockholder value will be best enhanced by a compensation system that supports and reinforces Tweeter’s key operating and strategic goals while aligning the financial interests of Tweeter’s executive officers with those of the stockholders. Tweeter utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs are tied to company-wide achievement of annual financial and operational goals and the market value of Tweeter’s stock. The Committee believes that the use of company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. For other salaried employees, the incentive compensation program is also tied to divisional, departmental or store business goals and, in some cases, individual performance.

      For Tweeter’s 2004 fiscal year, the Committee made its compensation decisions based on a review of Tweeter’s 2003 fiscal year performance, on Tweeter’s budget and other projections for the 2004 fiscal year, and on Tweeter’s performance in comparison to certain competitors. The Committee also used information from an Executive Compensation Survey provided by an independent consulting firm.

Components of the Executive Compensation Program

      Tweeter’s compensation program for executive officers consists generally of three components: base salary, an annual performance-based cash bonus and long-term stock incentives. In making compensation decisions, the Committee generally compares the compensation of Tweeter’s executive officers with compensation of officers at certain other retail companies and has utilized a nationally known compensation consultant, as it deemed necessary.

      The Committee generally compares various short and long-term performance measures, including total stockholder return, return on average stockholders’ equity, sales, pre-tax net income and earnings per share for Tweeter and other companies with which it competes for executive talent. The Committee has not established any particular level at which overall compensation will be set in respect to the compensation peer group. The Committee believes that the total compensation of the named executive officers is supported by Tweeter’s competitive comparisons on the short and long-term performance factors and is appropriate given Tweeter’s overall performance. The individual elements of the executive compensation program are addressed below.

Annual Salary

      Each year the Committee establishes salaries for executive officers. Such salaries are based on proposals submitted by Tweeter’s Chief Executive Officer (“CEO”) for annual salary for the executive officers other than himself. The Committee sets the executive officer salaries for the 2004 fiscal year after reviewing the CEO’s recommendations and considering the information in the Executive Compensation Survey. The Committee believes that the current level of annual salaries for executive officers is appropriate and that it also provides for a large percentage of total compensation to be at risk under the incentive programs. In evaluating individual executive officers, the Committee may also consider, among other factors, (1) a qualitative evaluation of the individual executive officer’s performance provided by the CEO, (2) the job responsibilities of the individual executive, including changes in those responsibilities, and (3) Tweeter’s performance in relation to its target financial and operational goals for the prior fiscal year.

Annual Performance-Based Bonus

      Tweeter’s executive officers are eligible to receive cash bonuses under an annual performance-based incentive program (“Incentive Program”) established each year by the Committee and approved by the Board of Directors. The Incentive Program is designed to motivate Tweeter’s employees to achieve Tweeter’s annual operating and financial goals. The executive officers participate in the Incentive Program. The Incentive Program allows the Committee to establish operational objectives and performance goals based on pre-tax earnings.

      For the 2004 fiscal year, the Incentive Program measured Tweeter’s achievement of its operating and financial goals. The target goals were established early in the fiscal year as part of Tweeter’s budgeting process and were approved by the Committee. Consistent with the Committee’s compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus for each executive officer was a significant percentage of that individual’s salary for the year. For the 2004 fiscal year, the target bonus amounts ranged from 5 percent of base salary to 40 percent of base salary. The target bonus percentages were based upon the results of the Executive Compensation Survey for 2002 and the recommendations of an independent consulting firm.

      The amount of bonus payments in each fiscal year depends upon the extent to which Tweeter achieves its target financial and operational goals for the prior fiscal year. For the 2003 fiscal year, Tweeter did not achieve these key performance goals. As a result, performance bonuses based on the 2003 fiscal year performance were not earned and thus were not paid in 2004.

      Tweeter’s performance for the 2004 fiscal year did not meet all the key performance goals set as requirements for all payments of bonuses. As a result, only a portion of the bonuses will be paid in the 2005 fiscal year relating to 2004 fiscal year performance.

Long-Term Incentive Compensation

      Grants under Tweeter’s stock incentive plans provide long-term incentive compensation and are a significant component of total compensation. These programs are a part of Tweeter’s performance-based incentive compensation rewarding officers as total stockholder value increases. For most executive officers, grants under the stock incentive plans have been made in the form of incentive stock options. For non-employee Directors, grants under the plan are in the form of nonqualified stock options (since non-employee Directors do not qualify as recipients of incentive stock options).

      The Committee considers stock-based grants to be an important means of ensuring that executive officers have a continuing incentive to increase the long-term return to stockholders and the value of Tweeter’s stock. Stock-based grants also aid in the retention of executives.

      Stock options generally vest and become exercisable ratably over a period of zero to four years from the date of grant. The number of stock options to be granted to a particular executive officer is determined by the Committee. The Committee primarily uses a formula based on an individual’s target bonus for the fiscal year and the market price of Tweeter’s stock, as well as the results of compensation surveys, to determine the appropriate grant size. Because the value of stock options is entirely a function of increases in the value of Tweeter’s stock, the Committee believes that this component of Tweeter’s compensation arrangement closely aligns the interests of the executive officers with those of Tweeter’s stockholders.

Chairman’s and Chief Executive Officer’s Compensation

      The Committee determined the compensation of Samuel Bloomberg and Jeffrey Stone, Tweeter’s Chairman and CEO, respectively, for the 2004 fiscal year in a manner consistent with the philosophy described above. Midway through fiscal 2003, Mr. Bloomberg and Mr. Stone, as well as certain other officers of Tweeter, were provided the opportunity to reduce their compensation for one year in exchange for options to purchase shares of Tweeter’s common stock at the then-current fair market value. Mr. Bloomberg exchanged $400,000 of salary for options to purchase 480,000 shares of Tweeter common stock. Mr. Stone exchanged $150,000 of salary for options to purchase 180,000 shares of Tweeter common stock. The reductions in salary were effected approximately 50% in fiscal year 2003 and approximately 50% in fiscal year 2004.

      In establishing the Chairman and CEO’s compensation, the Committee has compared their compensation with the compensation of the Chairmen and CEOs of the compensation peer group in relation to the relative performance of Tweeter with respect to the compensation peer group. The Committee also considered Mr. Bloomberg and Mr. Stone’s leadership skills in assembling and developing a strong management team and guiding Tweeter through its significant growth during the last fourteen years.

      In setting the fiscal 2004 compensation, the Committee also considered Tweeter’s performance during the 2003 fiscal year. In the 2003 fiscal year, Tweeter did not achieve the goals set by the Committee as requirements for the payment of bonuses to them. As a result, Mr. Bloomberg and Mr. Stone did not receive bonuses in fiscal 2004.

      The Committee believes that Mr. Bloomberg and Mr. Stone’s compensation for the 2004 fiscal year was appropriate in light of all of the above considerations.

      Tweeter’s performance for the 2004 fiscal year partially met the requirements set by the Committee for the payment of bonuses to Mr. Bloomberg and Mr. Stone in fiscal 2005. As a result, $46,800 of bonuses will be paid in the 2005 fiscal year with respect to 2004 performance.

COMPENSATION COMMITTEE

Michael Cronin

Matthew Bronfman

Compensation Committee Interlocks and Insider Participation

      None

PERFORMANCE GRAPH

      Since a nationally recognized index that would represent a peer group was not available, Tweeter has used the Russell 2000 to measure its performance. Tweeter believes that this index is representative of a peer group because it is composed of companies with similar market capitalization. In addition, Tweeter has included the Nasdaq Composite index as a comparison.

Proposal 2: Ratification of Selection of Auditors

      The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2005. Deloitte & Touche LLP served as Tweeter’s auditors for fiscal year 2004.

Principal Accountant Fees and Services

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the audit of Tweeter’s annual financial statements for the fiscal year ended September 30, 2004 including the reviews of its financial statements included in Tweeter’s Quarterly Reports on Form 10-Q, assistance with Securities Act filings and related matters and consultations on financial accounting and reporting standards arising during the course of the audit or reviews for that fiscal year were $638,800.

      The aggregate fees billed by Deloitte for professional services rendered for the audit of Tweeter’s annual financial statements for the fiscal year ended September 30, 2003 including the reviews of its financial statements included in Tweeter’s Quarterly Reports on Form 10-Q, assistance with Securities Act filings and related matters and consultations on financial accounting and reporting standards arising during the course of the audit or reviews for that fiscal year were $755,000.

Audit-Related Fees

      The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of Tweeter’s financial statements, and are not reported above, were $35,650 for the fiscal year ended September 30, 2004 and $22,350 for the fiscal year ended September 30, 2003. Such services consisted of benefit plan audits and Sarbanes-Oxley section 404-implementation assistance in 2004 and 2003.

Tax Fees

      The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice, and tax planning were $417,700 for the fiscal year ended September 30, 2004 and $445,500 for the fiscal year ended September 30, 2003. Such services consisted of assistance in the preparation of Federal and state income tax filings, Federal and state tax examination assistance, benefit plan services and other tax planning consultations.

All Other Fees

      There were no other fees billed by Deloitte for services rendered to Tweeter, other than the services described above.

      Since the enactment of the Sarbanes-Oxley Act of 2002, the Audit Committee has pre-approved all non-audit services provided by Deloitte.

      A majority of the votes cast by the stockholders represented at the meeting, in person or by Proxy, is required to approve this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS.

Audit Committee Report

      The Audit Committee, (“the Committee”), of the Board of Directors, composed entirely of independent directors (as independence is defined in Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules), met four times during the fiscal year 2004. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The full responsibilities of the Committee are set forth in its charter, which is reviewed and updated annually and approved by the board, and is attached hereto as Appendix A.

      In fulfilling its responsibilities, the Committee appointed, subject to stockholder approval, Deloitte & Touche LLP as the company’s outside auditors. In making this decision, the Committee:

•	Discussed with the auditors the matters to be discussed by SAS 61 and SAS 90 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented;

•	Received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and discussed with the auditors the auditors’ independence;

•	Discussed the overall audit process, receiving and reviewing all reports;

•	Involved the auditors in the Committee’s review of Tweeter’s financial statements and related reports with management;

•	Provided to the auditors full access to the Committee (and the Board) to report on any and all appropriate matters;

•	Discussed with the independent auditors all matters required to be reviewed by generally accepted auditing standards; and

•	Conducted an assessment of the competence and qualification of Deloitte & Touche LLP to serve as Tweeter’s auditors.

      The Committee met with selected members of management and the auditors to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

      In addition, the Committee considered the quality and adequacy of the company’s internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the Committee felt appropriate.

      Based on the review and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in Tweeter’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Subsequent to such recommendation, the Board approved such Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

      The report and opinion of Deloitte & Touche LLP are filed separately in Tweeter’s Annual Report on Form 10-K and should be read in conjunction with the information contained in this section of the proxy Statement and the review of the audited financial statements.

      Based upon its work and the information received in the inquiries outlined above, the Committee is satisfied that its responsibilities under its charter for the period ending September 30, 2004 were met and that the financial reporting and audit processes of the company are functioning effectively.

THE AUDIT COMMITTEE

John Mahoney

Matthew Bronfman
Steven Fischman

Code of Ethics

      Tweeter has adopted a code of ethics that applies to the company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of ethics is filed as an exhibit to Tweeter’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

Other Business

      The Board of Directors of Tweeter is not aware of any matter, other than those described above that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

Communications with Directors

      Tweeter’s Board of Directors has not established a formal process for stockholders to send communications to the Board of Directors and individual directors. However, the names of all directors are available to stockholders in this proxy statement. If Tweeter receives any stockholder communication intended for the full Board of Directors or any individual director, Tweeter will forward the communication to the full Board of Directors or the individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case Tweeter has the authority to discard the communication or take appropriate legal action regarding the communication.

      All members of the Board of Directors are encouraged, but not required, to attend Tweeter’s annual meetings of stockholders. At last year’s annual meeting of stockholders, all of the directors then in office were in attendance.

Deadline For Receipt of Stockholder Proposals

      In order for a stockholder proposal to be considered for inclusion in Tweeter’s proxy materials for the 2006 annual meeting of stockholders, it must be received by Tweeter at 40 Pequot Way, Canton, MA 02021, Attention: Joseph McGuire, no later than August 26, 2005; provided, however, that if the 2006 annual meeting of stockholders is scheduled to take place on a date more than 30 days before or after the anniversary date of the 2005 annual meeting of stockholders, stockholder proposals may be received on the later of (i) 120 days prior to the date when Tweeter first mails to stockholders its proxy statement for the meeting or (ii) the 15th day following the day on which the public announcement of the date of the meeting is first made by Tweeter. In addition, stockholder proposals intended to be considered at the 2006 annual meeting of stockholders, but not included in Tweeter’s proxy materials for that meeting, will be considered untimely if not received by Tweeter at the above address by such date.

Annual Report

      A copy of Tweeter’s 2004 Annual Report to Stockholders is being mailed with this proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing to Joseph McGuire at Tweeter’s address set forth in the preceding paragraph, calling him at (781) 830-3314, or contacting him by email at jmcguire@twtr.com.

Voting via the Internet or by Telephone

For Shares Directly Registered in the Name of the Stockholder.

      Stockholders with shares registered directly with EquiServe may vote those shares telephonically by calling EquiServe at 1-877-779-8683 (within the U.S. and Canada only, toll-free), or via the Internet at EquiServe’s voting Web site (www.eproxyvote.com/twtr).

For Shares Registered in the Name of a Broker or a Bank.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may be able to vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone.

      Votes submitted via the Internet or by telephone must be received by 12am E.S.T. on January 25, 2005. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

APPENDIX A

TWEETER HOME ENTERTAINMENT GROUP, INC.

AUDIT COMMITTEE CHARTER

Organization

      There shall be a committee of the Board of Directors to be known as the Audit Committee (the “Audit Committee”). The Audit Committee shall have at least three members. The Audit Committee shall be composed solely of directors who are “independent” in accordance with Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and The Nasdaq Stock Market Marketplace Rules for determining the independence of directors (subject to any Nasdaq exceptions), and otherwise meet The Nasdaq Stock Market Marketplace Rules requirements for the membership of the Audit Committee. Independent Audit Committee members shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. In addition, all members of the Audit Committee shall have a working familiarity with basic finance and accounting practices (at the time of their appointment) and at least one member of the Audit Committee shall be an “Audit Committee financial expert” as defined in Item 401 of Regulation S-K and as determined by the Board of Directors. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement.

Statement of Purpose

      The purpose of the Audit Committee shall be to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

•	Appoint, compensate, retain and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) engaged by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation, as well as to ultimately approve all audit engagement fees and terms.

•	Pre-approve all audit and permissible non-audit services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Securities and Exchange Commission (“SEC”) rules promulgated thereunder.

•	Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper, and to ensure that all reported revenue and expenses will be recognized in accordance with generally accepted accounting principles.

A-1

•	Review with management and the internal auditor the charter, plans, activities, staffing and organizational structure of the internal audit function of the Corporation. Review the coordination of such plans with the independent auditors. Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement or dismissal of the internal auditor. Review the effectiveness of the internal audit function, including compliance with relevant standards.

•	Review the financial statements contained in the Annual Report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Corporation.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

•	Receive from the corporation’s outside auditors a formal written statement delineating all relationships between the auditors and the Corporation, consistent with Independence Standards Board Standard 1.

•	Engage in an active dialogue with the outside auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the outside auditors.

•	Ensure the independence of the outside auditors.

•	Have the ultimate authority and responsibility to select an outside auditor, subject to approval by the company’s stockholders at Tweeter’s annual meeting of stockholders, and evaluate and, where appropriate, replace the outside auditor; the outside auditor ultimately shall report and be accountable to the Audit Committee.

•	Review this Audit Committee Charter at least annually, and make any changes deemed appropriate, subject to review and approval of the full Board of Directors.

•	Review and discuss with management the Corporation’s annual and quarterly financial statements and all internal control reports (or summaries thereof), and review other material reports on financial information (excluding tax returns and reports) submitted by the Corporation to any government body, or the public, including management certifications as required by Sarbanes-Oxley (Sections 302 and 906) and relevant reports rendered by the outside auditors.

•	Establish procedures, in accordance with Section 301 of Sarbanes-Oxley and Rule 10A-3 of the Exchange Act, for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and, in accordance with Section 301 of Sarbanes-Oxley and Rule 10A-3 of the Exchange Act, to retain independent counsel and other experts, advisors or consultants as it determines is necessary to carry out its duties, and to determine funding for payment of (i) compensation to any such counsel, experts, advisors or consultants, (ii) compensation to outside auditors engaged by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee.

A-2

APPENDIX B

TWEETER HOME ENTERTAINMENT GROUP, INC.

NOMINATING COMMITTEE CHARTER

Organization

      There shall be a committee of the Board of Directors to be known as the Nominating Committee, (the “Committee” or the “Nominating Committee”). The Committee shall have at least two members. The Committee shall be composed solely of directors who are “independent” in accordance with The Nasdaq Stock Market Marketplace Rules for determining the independence of directors (subject to any Nasdaq exceptions), and otherwise meet The Nasdaq Stock Market Marketplace Rules requirements for the membership of the Committee. Independent Nominating Committee members shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as Nominating Committee members.

Statement of Purpose

      The purpose of the Nominating Committee shall be to assist the Board in identifying individuals qualified to become Directors under criteria approved by the Board, periodically review director compensation and benefits and recommend to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate.

Responsibilities

      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing needs of the Corporation.

      In carrying out these responsibilities, the Committee will:

1. Evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considering the general qualifications of the potential nominees, such as:

(a)	Unquestionable integrity and honesty,

(b)	The ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole,

(c)	A background and experience with retailing, operations, finance, marketing or other fields which will complement the talents of the other Board members,

(d)	Willingness and capability to take the time to actively participate in the Board and the Committee meetings and related activities,

(e)	Ability to work professionally and effectively with other Board members and Company management,

(f)	Availability to remain on the Board long enough to make an effective contribution, and

(g)	Absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues;

and see that all necessary and appropriate inquiries are made into the backgrounds of such candidates.

2. Recommend to the Board the number and names of proposed nominees for election as Director at the Annual Meeting of Shareholders and, in the case of a vacancy on the Board, the name of an individual to fill the vacancy.

B-1

3. Submit the minutes of all meetings of the Nominating Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

4. Review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members.

5. To monitor trends and best practices in director compensation, benefits and stock ownership guidelines and recommend changes to the Board as it deems appropriate, taking into consideration the interests of the corporation and its shareholders, maintenance of the independence of a majority of the members of the Board, the work load, time commitment and responsibilities involved in the Board and Committee meeting participation, and comparison with the compensation practices of comparable companies.

6. Monitor trends and best practices in corporate governance, periodically review the corporate governance guidelines, and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company’s By-Laws, and in the policies and practices of the Board.

7. Review this Nominating Committee Charter at least annually, and make any changes deemed appropriate, subject to review and approval of the full Board of Directors.

8. Establish and maintain procedures for the submission of unsolicited recommendations for nominees, including appropriate deadlines and the type of information that must be provided with recommendations.

Authority and Resources

      The Nominating Committee shall have the authority and resources to:

•	solicit ideas for director nominees from other members of the Board, and to make its own inquiries;

•	solicit suggestions for director nominees from management, stockholders and other sources;

•	engage outside search or other consultants to assist in identifying potential director nominees; and

•	determine funding for payment of compensation to any such consultants and ordinary administrative expenses of the Committee.

      All potential nominees must first be considered by the Nominating Committee before being contacted as possible nominees and before having their names formally considered by the full Board.

B-2

TWEETER HOME
ENTERTAINMENT GROUP, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/twtr

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTWE51

Please mark votes as in this example.	#TWE

1.	Election of Directors
Nominees: (01) Matthew Bronfman and (02) Steven Fischman
	FOR	WITHHELD

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors.

3.	In their discretion the proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

     Signature:                                                           Date:                     Signature:                                                          Date:

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to Tweeter’s operations that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Tweeter Home Entertainment Group, Inc.

DETACH HERE	ZTWE52

TWEETER HOME ENTERTAINMENT GROUP, INC.

40 Pequot Way
Canton, Massachusetts 02021

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Jeffrey Stone and Joseph McGuire, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Tweeter Home Entertainment Group, Inc. held of record by the undersigned on December 8, 2004 at the Annual Meeting of Stockholders to be held at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts at 10:30 a.m., local time, on January 25, 2005 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE